Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.	Exhibit 10.7

COLLOCATION/INTERCONNECTION LICENSE

ONE SUMMER STREET

MARKLEY BOSTON, LLC,

a Delaware Limited Liability Company

as Licensor,

and

THE ENDURANCE INTERNATIONAL GROUP, INC.,

a Delaware Corporation

as Licensee

LIST OF EXHIBITS

Exhibit A:	OUTLINE OF PREMISES

Exhibit B:	NOTICE OF LICENSE TERM DATES

Exhibit C:	INTERCONNECTION FACILITY SERVICE LEVELS

Exhibit D:	RULES AND REGULATIONS

Exhibit E:	FORM OF LICENSEE’S ESTOPPEL CERTIFICATE

Exhibit F:	LIST OF LICENSEE’S EQUIPMENT

ONE SUMMER STREET

COLLOCATION/INTERCONNECTION LICENSE

This Data Center/Technology License (the “License”), dated as of the date set forth in Item 1 of the Summary of Basic License Information (the “Summary”), below, is made by and between MARKLEY BOSTON, LLC, a Delaware Limited Liability Company (“Licensor”), and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation (“Licensee”).

SUMMARY OF BASIC LICENSE INFORMATION

ITEM	TERMS OF LICENSE		DESCRIPTION

1.	Date:		May 29, 2007 (the “Effective Date”)

2.	Premises (Section 1):

	2.1	Building	Approximately 392,000 rentable square feet located at One Summer Street, Boston, Massachusetts 02111.

	2.2	Premises:	Approximately nine hundred ninety (990) square feet of licensable, caged space located on the 4th floor of the Building, as more particularly shown on Exhibit A attached to the License.

3.	License Term (Section 2):

	3.1	Length of Term:	Five (5) years and no (0) months.

	3.2	License Commencement:	Upon Completion of Licensor’s Work.

	3.3	License Expiration Date:	The date immediately preceding the five (5) year anniversary of the License Commencement Date.

4.	Summary of Fees (Section 3):

	4.1	Base Fees	$[**] monthly with [**]% [**] escalations on the [**] of the License Commencement Date. The first month fee payment is due upon execution of this License Agreement.

	4.2	Cross-Connection Fees	$[**] monthly per Fiber cross-connection (with one-time $[**] cabling charge per cross-connection), $[**] monthly for each coax cross-connection (with a one-time $[**] cabling charge), $[**] monthly for each copper or Ethernet cross connection (with a one-time $ [**] cabling fee), $[**] monthly per [**] with capacity of up to [**] ports (reduces monthly charges for Fiber cross-connections to $[**], with one-time installation and cabling charge to be determined based on requirement).

	4.3	Non-Recurring Set-Up Fees	$[**], due upon execution of this License.

	4.4	Fee Commencement Date:	Same as the License Commencement Date Referenced in Summary Section 3.2 above.

5.	Security Deposit		N/A

6.	Address of Licensee (Section 13.9):		Attention: Steve Sydness, CEO The Endurance International Group, Inc. 70 Blanchard Rd. Burlington, MA 01803 ssydness@maileig.com Phone: 781-852-3232 Fax: 781-852-2915

- i -

with a copy to:

David C. Bryson, Esq. Vice President & General Counsel The Endurance International Group, Inc. 70 Blanchard Rd. Burlington, MA 01803 dbryson@maileig.com Phone: 781-852-3209 Fax: 781-998-8277

7.	Address of Licensor (Section 13.9):	Jeffrey D. Markley Manager Markley Boston, LLC One Summer Street Boston, Massachusetts 02111

with a copy to:

Devon S. Cutchins General Counsel Markley Group 555 West 5th Street, 4th Floor Los Angeles, CA 90013 Phone: 213-622-3000 Fax: [**]

8.	Broker(s)	N/A

- ii -

SECTION 1

PREMISES, BUILDING AND COMMON AREAS

1.1. Premises, Building and Common Areas.

1.1.1 The Premises. Licensor hereby licenses to Licensee and Licensee hereby licenses from Licensor the space as set forth in Item 2.2 of the Summary of Basic License Information (“Summary”) and outlined in Exhibit A attached hereto (the “Premises”). The parties hereto agree that the license of the Premises is upon and subject to the terms, covenants and conditions herein set forth. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building” as that term is defined in Item 2.1 of the Summary, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises. The taking of possession of the Premises by Licensee shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

1.1.2 Access. Licensor agrees that, subject to Licensor’s reasonable rules and regulations, and access control systems and procedures, and the terms of this License, Licensee shall have access to the Premises, and Common Areas on the 4th floor, 24 hours a day, 365 days a year during the License Term.

1.1.3 Licensor’s Work. Licensor will construct a cage around the Premises in accordance with the dimensions contained on Exhibit A hereto, utilizing [**]. Licensor will provide to the Premises [**] for power and communications distribution. Licensor will provide [**] power to panels in the Premises to which Licensee shall connect its equipment. Licensor will also provide sufficient cooling to maintain room temperature in accordance with ASHRAE standards.

SECTION 2

LICENSE TERM

2.1. License Term. The terms and provisions of this License shall be effective as of the date of this License. The term of this License (the “License Term”) shall be as set forth in Item 3.1 of the Summary, shall commence on the date set forth in Item 3.2 of the Summary (the “License Commencement Date”), and shall terminate on the date set forth in Item 3.3 of the Summary (the “License Expiration Date”) unless this License is sooner terminated as hereinafter provided. For purposes of this License, the term “License Year” shall mean each consecutive twelve (12) month period during the License Term; provided, however, that the last License Year shall end on the License Expiration Date. At any time during the License Term, Licensor may deliver to Licensee a notice in the form as set forth in Exhibit B, attached hereto, as a confirmation only of the information set forth therein, which Licensee shall execute and return to Licensor within [**] business days after receipt thereof. Licensee acknowledges that the rights granted to Licensee hereunder do not constitute a lease or easement of any portion of the Premises or Building, nor do they create a partnership or joint venture between Licensor and Licensee. Licensor hereby reserves the right to grant, renew or extend similar licenses to others. Licensee shall have no right to hold over after the expiration of the Term of this License without Licensor’s consent. If Licensee holds over after the termination of this License such holdover shall be deemed to be upon all of the terms of this License except that the amount of the License Fee shall be increased to an amount equal to [**] percent ([**]%) of the License Fees in effect immediately prior to the termination. If Licensee holds over for more than [**] days, Licensee shall also pay to Licensor all damages actually sustained by Licensor resulting from retention of possession by Licensee in excess of the double License Fee set forth in the preceding sentence.

SECTION 3

FEES AND CHARGES

Licensee shall pay, without prior notice or demand, to Licensor or Licensor’s agent at the management office of the Building, or, at Licensor’s option, at such other place as Licensor may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base fees for the Premises (“Base Fees”) and all such other recurring fees, payable in monthly installments as set forth in Item 4 of the Summary in advance on or before the first day of each and every calendar month during the License Term, without any setoff or deduction whatsoever. The Fees for the first full month of the License Term, along with the entire Set-Up Fees and Security Deposit, shall be paid at the time of Licensee’s execution of this License.

3.1. Base Fees. Base Fees are subject to [**]% escalations on [**] of the License Commencement Date.

	Monthly Fee (Item 4.1 in Summary)	Set-Up Fee (Item 4.3 in Summary)
Nine hundred ninety (990) sq. ft. cage	$[**]	$[**]

3.2. Cross-Connection Fees (Item 4.2 in Summary). All Cross-Connection Fees are subject to [**]% escalations on [**] of the License Commencement Date.

Connection Type	Monthly Fee (per connection)	Set-Up Fee
Fiber Cross Connects	$[**] per cross connect	$[**] Cabling Fee per cross-connect

Coax Cross Connects	$[**] per cross connect	$[**] Cabling Fee per cross-connect

Copper and Ethernet Cross Connects	$[**] per cross connect	$[**] Cabling Fee per cross-connect

[**]	$[**] (reduces monthly charge for fiber cross-connects to $[**])	Installation and cabling fee [**] based on requirement

Disconnects Fiber/Coax		NRC equal to [**] cross-connect fee

3.3. Fiber and Conduit Fees. Should Licensee require that conduit and fiber be run from the interconnection facility through any of the fiber entries in the building and to the exterior of the building, the following fiber and conduit fees shall apply.

Terminations Optical	Monthly Fee	Set-Up Fee
[**] Fibers	[**]	[**]

[**] Fibers	[**]	[**]

[**] Fibers	[**]	[**]

[**] Fibers	[**]	[**]

[**] Fibers	[**]	[**]

Electrical
[**] Connector Cable)	[**]	[**]

[**] Position Cable)	[**]	[**]

3.4. Additional Technician Time.

Technician time required to set up services is included in the “Set-Up Fees” listed above. Any additional non-emergency technician time required by Licensee will be billed at a rate of $[**] per hour and shall be applied to the monthly invoice for the month following the date upon which the time and services were provided. All non-emergency work should be requested in writing, [**] business days in advance. All technician time not scheduled [**] business days in advance will be charged the emergency rates of $[**] per hour from 8:00 am to 5:00 pm Monday through Friday and $[**] per hour during all other times.

SECTION 4

SERVICES AND HVAC

4.1. Standard Licensee Services. Licensor and Licensee shall provide the following services to the Premises.

4.1.1 Licensor shall connect, at Licensee’s expense, Licensee’s equipment in the Licensed Facilities to termination points on the cable distribution system within the Building’s Cross Connect Room (the “CCR”), designated by Licensor. Licensor shall provide the services as specified in Exhibit C. Service Levels, provided that in the event of any conflict between this Service Levels as specified in Exhibit C, the provisions of this License shall prevail. Licensee shall not conduct any cross-connections with other tenants or licensees of the building outside of the CCR. Licensee shall comply with the Rules and Regulations as specified in Exhibit D. Licensor will monitor security, environment, power and other conditions in the Licensed Facilities.

4.1.2 Licensee may, by written notice to Licensor, request that an interconnection be made between Licensee and any other licensee or tenant of the Building within the interconnection facilities located in the Building. Licensee’s notice shall describe in adequate detail the type of connection to be made and shall be accompanied by a written agreement with the other licensee or tenant permitting such interconnection and authorizing Licensor to make such interconnection. Subject to the terms of the Interconnection Facility Service Levels, a copy of which is attached hereto as Exhibit C, within [**] business days after receiving such request, Licensor shall cause the desired interconnection to be established. By making the request, Licensee agrees to pay the fees as set forth in Section 3 above for each such interconnection.

4.1.3 Amendments to Services Provided. Licensee may request changes to the services to be provided pursuant to Section 3 and/or Section 4.1.3 above by submitting a written request to Licensor. All change requests should specify the date upon which the changes should be made. The monthly charge for all services shall be prorated for the number of days remaining in the month at the time that the change was made and the prorated amount shall be applied to the invoice for the following month.

4.1.4 Power. Licensor shall provide to the Premises [**] power to panels in the Premises to which Licensee shall connect its equipment. Licensee is required to maintain a [**] configuration at all times and Licensor has the right to shut down one side of the power service at any time for maintenance or any other reason. Licensor shall have no liability to Licensee for any damages resulting from Licensee’s failure to maintain a [**] configuration. The cost of power utilized by Licensee will be [**] by Licensor.

4.1.5 HVAC. Heating, ventilation and air conditioning (“HVAC”) service in the Premises, will be provided by Licensor, (collectively, “HVAC Equipment”), which shall be subject to the [**].

4.2. Emergency Generator. Licensor has installed for the benefit of the Licensees of the Building an emergency generator plant (the “Building Emergency Generators”) in the Building which is in service as of the execution of this License. Licensee’s use of such emergency power shall be in accordance with such rules and regulations and as may be established by Licensor from time to time.

4.3. Interruption of Use. Subject to the Service Level Guarantee below, Licensee agrees that Licensor shall not be liable for damages, by abatement of Fees or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution or interruption in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after commercially reasonable effort to do so, by any accident, riot or other dangerous conditions, emergencies, or casualty whatsoever, by act or default of Licensee or other parties, or by any other cause beyond Licensor’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Licensee’s use and possession of the Premises or relieve Licensee from paying Fees or performing any of its obligations under this License. Furthermore, Licensor shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Licensee’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Section 4 or elsewhere in this License. As a material inducement to Licensor’s entry into this License, Licensee waives and releases any rights it may have to make repairs at Licensor’s expense under Massachusetts Law and under any similar Laws now or hereafter in effect.

4.4. Service Level Guarantee. Licensor guarantees that it will maintain the following minimum service levels (the “Service Levels”) with respect to the Services:

4.4.1 Power. Licensor warrants that the entire quantity of Licensee’s purchased power as set forth herein will be delivered [**]% of the time, including during any period of scheduled maintenance. Any power outage lasting longer than [**] seconds shall result in a Service credit to be applied to Licensee’s next rent payment, equal to [**]. In the event that there are [**] power outages lasting longer than [**] hours during the Term, Licensee may terminate this License upon thirty (30) days written notice to Licensor.

4.4.2 Environmentals. Licensor will ensure that the temperature of open space in the Premises will remain between [**] degrees Fahrenheit, and relative humidity will remain between [**]%. If the temperature or humidity of the open space in the Premises exceeds these parameters, the Licensee shall receive a credit to be applied to Licensee’s next monthly payment equal to [**]. If the temperature or humidity of the open space in the Premises exceeds these parameters for longer than [**] hours on [**] occasions during the Term, Licensee may terminate this License upon thirty (30) days written notice to Licensor.

SECTION 5

INSURANCE [SUBJECT TO REVIEW BY OUR INSURERS]

5.1. Indemnification and Waiver. Licensee hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Licensor, its partners, subpartners and their respective officers, agents, employees and independent contractors (collectively, “Licensor Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Licensee or by other persons claiming through Licensee. Licensee shall indemnify, defend, protect, and hold harmless the Licensor Parties from and against any and all Claims incurred in connection with or arising from: (i) any cause in, on or about the Premises (excepting only causes arising within the walls of the Premises or pipes under the control of the Licensor); (ii) any acts, omissions or negligence of Licensee or of any person claiming by, through or under Licensee, or of any of Licensee’s Customers, the contractors, agents, employees, invitees and/or licensees of Licensee or any such person, in, on or about the Building (including, without limitation, any Claims relating to the installation, placement, removal or financing of any Alterations, improvements, fixtures, conduit, equipment and/or appurtenances in, on or about the Premises and Building); and/or (iii) any breach by Licensee of the terms of this License. Licensee’s agreement to indemnify Licensor pursuant to this Section 5.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Licensee pursuant to the provisions of this License, to the extent such policies cover the matters subject to Licensee’s indemnification obligations.

5.2. Licensee’s Compliance With Licensor’s Fire and Casualty Insurance. Licensee shall, at Licensee’s expense, comply with all insurance company requirements pertaining to the use of the Premises and Building. Licensee, at Licensee’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

5.3. Licensee’s Insurance. Licensee shall maintain Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Licensee’s operations (and the operations of any Customers of Licensee), and contractual liabilities (covering the performance by Licensee of its indemnity agreements), the aggregate insured limits of which shall be [**] dollars, at all times following the date (the “Insurance Start Date”) which is the date of Licensee’s entry into the Premises to perform any work or commence business operations therein.

5.4. Subrogation. Licensor and Licensee agree to endeavor to have their respective insurance companies issuing property damage insurance with respect to the Building and Premises waive any rights of subrogation that such companies may have against Licensor or Licensee, as the case may be. Anything in this License to the contrary notwithstanding, Licensor and Licensee hereby waive and release each other of and from any and all Claims of each party for any loss or damage that may occur to the Premises, Building and/or the personal property of each party within the Building, but only to the extent the releasing party’s loss or damage is covered under casualty insurance policies in effect at the time of such loss or damage or would have been covered by the casualty insurance required to be carried under this Section 5 had the releasing party complied with its applicable insurance obligations under this Section 5. Each party agrees to promptly give to its respective insurance company which has issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 5, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

SECTION 6

NONWAIVER

No provision of this License shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Fees hereunder by Licensor shall not be deemed to be a waiver of any preceding breach by Licensee of any term, covenant or condition of this License, other than the failure of Licensee to pay the particular Fees so accepted, regardless of Licensor’s knowledge of such preceding breach at the time of acceptance of such Fees.

SECTION 7

ASSIGNMENT AND SUBLETTING

7.1. Transfers. Licensee shall not, without die prior written consent of Licensor, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this License or any interest hereunder, permit any assignment, or other transfer of this License or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license, or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Licensee and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”), provided that to the extent required by lender to Licensee, Licensee shall be permitted to grant a security interest or other lien to Licensee’s lender as security for obligations owed to such lender by Licensee.

7.2. Licensor’s Consent. Licensor may withhold consent for any reason whatsoever at Licensor’s sole discretion.

SECTION 8

SURRENDER OF PREMISES

8.1. Surrender of Premises. No act or thing done by Licensor or any agent or employee of Licensor during the License Term shall be deemed to constitute an acceptance by Licensor of a surrender of the Premises unless such intent is specifically acknowledged in writing by Licensor.

8.2. Removal of Licensee Property by Licensee. Upon the expiration of the License Term, or upon any earlier termination of this License, Licensee shall, subject to the provisions of this Section 8, quit and surrender possession of the Premises to Licensor in as good order and condition as when Licensee took possession and as thereafter improved by Licensor and/or Licensee. Upon such expiration or termination, Licensee shall not remove all or any of Licensee’s conduit, lines, or connecting equipment.

SECTION 9

ESTOPPEL CERTIFICATES

Within [**] days following a request in writing by Licensor, Licensee shall execute, acknowledge and deliver to Licensor an estoppel certificate, which, as submitted by Licensor, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective ground lessor, mortgagee or purchaser of the Building, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Licensor or Licensor’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective ground lessor, mortgagee or purchaser of all or any portion of the Building. Licensee shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Licensee to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Licensee that statements included in the estoppel certificate are true and correct, without exception.

SECTION 10

SUBORDINATION

10.1. Master Lease. Licensor and Licensee acknowledge that Licensor is not currently the owner of the Building but is a ground lessee of a ground lease thereof pursuant to that certain Master Lease (the “Master Lease”) between Licensor, as lessee, and MSP One Summer Street LLP, (“Master Landlord”), as landlord and owner, and that Licensor’s and Licensee’s rights and obligations under this License are subject to the terms and conditions of the Master Lease.

10.2. Subordination. Without the necessity of any additional document being executed by Licensee for the purpose of effecting a subordination, this License shall be subject and subordinate at all times to ground or underlying licenses and to the lien of any mortgage or deeds of trust now or hereafter placed on, against or affecting the Building, Licensor’s interest or estate in the Building, or any ground or underlying license; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Licensee’s interest in this License be superior to any such instrument, then, by notice to Licensee, this License shall be deemed superior, whether this License was executed before or after said instrument, provided further that notwithstanding any such subordination, Licensee shall be entitled to peaceful possession of the Premises and to all of its rights under this License at all times during the License Term hereof so long as Licensee is not in default hereof as provided in Section 11 hereof. Notwithstanding the foregoing, Licensee covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this License as may be required or requested by Licensor.

SECTION 11

DEFAULTS: REMEDIES

11.1 Events of Default. The occurrence of any of the following shall constitute a default of this License by Licensee:

11.1.1 Any failure by Licensee to pay any Fee or any other undisputed charge required to be paid under this License, or any part thereof, when due unless such failure is cured within [**] business days after written notice to Licensee; or

11.1.2 Except where a specific time period is otherwise set forth for Licensee’s performance in this License, in which event the failure to perform by Licensee within such time period shall be a default by Licensee under this Section 11, any failure by Licensee to observe or perform any other provision, covenant or condition of this License to be observed or performed by Licensee where such failure continues for [**] days after written notice thereof from Licensor to Licensee; provided that if the nature of such default is such that the same cannot reasonably be cured within a [**] day period, Licensee shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default. The notice periods provided above in this Section 11 are in lieu of, and not in addition to, any notice periods provided by any applicable Laws.

11.2. Remedies Upon Default. Upon the occurrence of any event of default by Licensee, Licensor shall have, in addition to any other remedies available to Licensor at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

11.2.1 Terminate this License, in which event Licensee shall immediately surrender the Premises to Licensor, and if Licensee fails to do so, Licensor may, without prejudice to any other remedy which it may have for possession or arrearages in fees, enter upon and take possession of the Premises and expel or remove Licensee and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefore.

11.2.2 Licensor shall at all times have the rights and remedies, without prior demand or notice except as required by applicable Laws, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this License, or restrain or enjoin a violation or breach of any provision hereof.

11.3. Efforts to Re-License. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, relicensing, appointment of a receiver to protect Licensor’s interests hereunder, or any other action or omission by Licensor shall be construed as an election by Licensor to terminate this License or Licensee’s right to possession, or to accept a surrender of the Premises.

SECTION 12

LATE CHARGES

12.1. Late Charges. If any installment of Fees or any other sum due from Licensee shall not be received by Licensor or Licensor’s designee within [**] days after said amount is due, then Licensee shall pay to Licensor a late charge equal to [**] percent ([**]%) of the overdue amount plus any reasonable attorneys’ fees incurred by Licensor by reason of Licensee’s failure to pay Fees and/or other charges when due hereunder. The late charge shall be in addition to all of Licensor’s other rights and remedies hereunder and shall not be construed as liquidated damages or as limiting Licensor’s remedies.

12.2. Interest. In addition to the late charge described in Section 12.1 above, any Fees or other amounts owing hereunder which are not paid within [**] days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the highest rate permitted by applicable Laws, not to exceed [**]% per annum.

SECTION 13

MISCELLANEOUS PROVISIONS

13.1. Modification of License. Should any current or prospective mortgagee or ground lessor for the Building require a modification of this License, which modification will not cause an increased cost or expense to Licensee or in any other way materially and adversely change the rights and obligations of Licensee hereunder, then and in such event, Licensee agrees that this License may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Licensor within [**] days following a request therefor.

13.2. Transfer of Licensor’s Interest. Licensee acknowledges that Licensor has the right to transfer all or any portion of its interest in the Building and in this License, and Licensee agrees that in the event of any such transfer, Licensor shall automatically be released from all liability under this License arising from and after the effective date of the transfer and Licensee agrees to look solely to such transferee for the performance of Licensor’s obligations hereunder arising from and after the date of the transfer and such transferee shall be deemed to have fully assumed and be liable for all such future obligations of Licensor under this License, including the return of any Security Deposit, and Licensee shall attorn to such transferee. Licensee further acknowledges that Licensor may assign its interest in this License to a mortgage lender as additional security and agrees that such an assignment shall not release Licensor from its obligations hereunder and that Licensee shall continue to look to Licensor for the performance of its obligations hereunder.

13.3. Partial Invalidity. If any term, provision or condition contained in this License shall, to any extent, be invalid or unenforceable, the remainder of this License, or the application of such term, provision or condition shall not be affected thereby, and each and every other term, provision and condition of this License shall be valid and enforceable to the fullest extent possible.

13.4. Licensor Exculpation. The liability of Licensor or the Licensor Parties to Licensee for any default by Licensor under this License or arising in connection herewith or with Licensor’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Building or the Premises shall be limited solely and exclusively to an amount which is equal to or less than the interest of Licensor in the Building. Neither Licensor, nor any of the Licensor Parties shall have any personal liability therefor, and Licensee hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Licensee.

13.5. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this License and this License and the Exhibits hereto, constitute the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto.

13.6 Right to License. Licensor reserves the absolute right to effect such other tenancies in the Building as Licensor in the exercise of its sole business judgment shall determine to best promote the interests of the Building.

13.7. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Fees and other charges to be paid by Licensee pursuant to this License and except as to Licensee’s obligations under this License (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this License, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage.

13.8. Waiver of Redemption by Licensee. Licensee hereby waives, for Licensee and for all those claiming under Licensee, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Licensee’s right of occupancy of the Premises after any termination of this License.

13.9. Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (ii) delivered by a nationally recognized overnight courier, or (iii) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Licensee at the appropriate address set forth in Item 6 of the Summary, or to such other place as Licensee may from time to time designate in a Notice to Licensor, or to Licensor at the appropriate address set forth in Item 7 of the Summary, or to such other places as Licensor may from time to time designate in a Notice to Licensee. Any Notice will be deemed given upon the earlier of (A) three (3) days after the date it is posted if sent by Mail, (B) the date the overnight courier delivery is made or attempted to be made, or (C) the date personal delivery is made.

13.10. Licensee’s Equipment. Licensee shall notify Licensor in writing of all equipment to be installed in the Premises. The notification should include the amperage rating of the equipment as well as the date of proposed install. Licensee’s initial installation will include the equipment described in Exhibit F.

13.11. Authority. If Licensee is a corporation, trust, partnership or Limited Liability Company, each individual executing this License on behalf of Licensee hereby represents and warrants that Licensee is a duly formed and existing entity qualified to do business in Massachusetts and that Licensee has full right and authority to execute and deliver this License and that each person signing on behalf of Licensee is authorized to do so.

13.12. Attorneys’ Fees. In the event that either Licensor or Licensee should bring suit for the possession of the Premises, for the recovery of any sum due under this License, or because of the breach of any provision of this License or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action goes to judgment.

13.13. Governing Law: WAIVER OF TRIAL BY JURY. This License shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LICENSOR AND LICENSEE HEREBY CONSENT TO (i) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE COMMONWEALTH OF MASSACHUSETTS, (ii) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY MASSACHUSETTS LAWS, AND (iii) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LICENSE, THE RELATIONSHIP OF LICENSOR AND LICENSEE, LICENSEE’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

13.14. Counterparts. This License may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single license.

13.15. No Violation. Licensee hereby warrants and represents that neither its execution of nor performance under this License shall cause Licensee to be in violation of any agreement, instrument, contract, Law, rule or regulation by which Licensee is bound, and Licensee shall protect, defend, indemnify and hold Licensor harmless from and against any and all Claims arising from Licensee’s breach of this warranty and representation.

IN WITNESS WHEREOF, Licensor and Licensee have caused this License to be executed the day and date first above written.

“Licensor”:		“Licensee”:

MARKLEY BOSTON, LLC, a Delaware Limited Liability Company		THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation

By:	/s/ Jeffrey D. Markley	By:	/s/ Steve Sydness
Name:	Jeffrey D. Markley	Name:	Steve Sydness
Title:	Manager	Title:	CEO

EXHIBIT A

OUTLINE OF PREMISES

[PLEASE PROVIDE DESCRIPTION OF PREMISES, AS WELL AS OF LICENSOR’S WORK AND TIMETABLE FOR COMPLETION]

Licensor shall complete the Licensor Work within five weeks following the date of this License.

EXHIBIT A

1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

EXHIBIT A

2

EXHIBIT B

NOTICE OF LICENSE TERM DATES

To:

Steve Sydness, CEO

The Endurance International Group, Inc.

70 Blanchard Rd.

Burlington, MA 01803

ssydness@maileig.com

Phone: 781-852-3232

Fax. 781-852-2915

Re:	Collocation/Interconnection License dated May , 2007 between MARKLEY BOSTON, LLC, a Delaware Limited Liability Company (“Licensor”), and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation (“Licensee”) concerning nine hundred ninety (990) square feet of caged space in the Neutral Collocation Facility on the 4th floor of the building located at One Summer Street, Boston, Massachusetts 02111.

Gentlemen:

In accordance with the Collocation/Interconnection License (the “License”), we wish to advise you and/or confirm as follows:

1. The License Term shall commence on or has commenced on the License Commencement Date of                                 , 2007 for a License Term of five (5) years, ending on                           , 2012.

2. Fees commenced to accrue on                         , 2007, in the amount of $           per month.

3. Your payment checks should be made payable to Markley Boston, LLC, or such other person or entity as designated in writing by Licensor.

“Licensor”: MARKLEY BOSTON, LLC, a Delaware Limited Liability Company

By:
Name: Jeffrey D. Markley
Its: President

Agreed to and Accepted

as of                   , 20  .

“Licensee”:

THE ENDURANCE INTERNATIONAL GROUP, INC.

a Delaware Corporation

By:

Name: Steve Sydness

Its: CEO

cc: David C. Bryson, Esq.

Vice President & General Counsel

The Endurance International Group, Inc.

70 Blanchard Rd.

Burlington, MA 01803

dbryson@maileig.com

Phone: 781-852-3209

Fax: 781-998-8277

EXHIBIT B

1

EXHIBIT C

INTERCONNECTION FACILITY SERVICE LEVELS

The Interconnection Facility is located on the Fourth (4th) Floor within the One Summer Street Telecom Facility in Boston, Massachusetts. The Interconnection Facility is comprised of two sections, the Equipment Area (comprised of two or more rooms) and the Cross Connect Area.

Equipment Area.

The equipment area includes the licensee spaces where all racks, cabinets and cages will be located. Licensees will have access to their equipment on a 24 x 7 basis. In order to facilitate access licensees will provide a list of authorized personnel to whom access cards will be issued. Licensees will be required to comply with all base building rules and regulations. At least one technician provided by the Licensor will be available from 8:00 am to 5:00 pm, Monday through Friday, excluding holidays.

Licensees who are leasing a cabinet, half-cabinet or cage within the Equipment Area for the purpose of providing fiber to the Interconnection Facility will be assigned a port location on a [**] rack along with a conduit route. Prior to installation, a conduit routing plan must be submitted to building management and approved in writing. An exact location for penetration of the Interconnection Facility will also be designated.

Upon installation of conduit into the Equipment Area of the Interconnection Facility, Licensees will terminate all fiber into the Licensee’s assigned area. All terminations will be scheduled in writing and the management will coordinate the installations. Terminations will be made during normal business hours. Should Licensee require after hours installation, additional fees laid out in this document will apply.

Cross Connect Area.

The Cross Connect Area is where all cross connects will be made. Licensee will not have access to this portion of the Interconnection Facility. Should a Licensee require an inspection of the existing cross-connects or equipment in use, an appointment may be made for escorted access. All requests for access must be made in writing and submitted to the Interconnection Facility manager. Only employees designated on the list submitted by the Licensee will be permitted access. All appointments should be scheduled during normal business hours.

Cross Connects.

In order to initiate a cross connect, a licensee will make a request in writing during normal business hours. Licensor will provide a standard form to each licensee. The licensee initiating the cross connect will be required to provide signatures of authorized personnel or a letter of authorization from both parties involved in the cross connect. Cross connect requests will be acknowledged in writing. This document will include a completion date for the cross-connect. Licensee cross connects will be completed within [**] business days from the time of order placement. Companies that do not have an agreement with Licensor shall not be permitted to interconnect with licensees within the Interconnection Facility.

Licensees will be required to provide terminating information within their own equipment as well as terminating information within the connecting companies’ equipment. All cross-connects will be performed during normal business hours. Should a licensee require an after hours cross connect, this work will be subject to the additional fees listed in this document. All cross-connects outside a licensee’s equipment area must be completed by Licensor’s technician.

All cross connects will be terminated to Bell Core Standards. The connections will be tested by the requesting company. Once connection has been accepted, it will be documented by the Licensor’s OSS System. Current termination specifications and DB loss information are listed in the Equipment Specifications set forth below. Additional technical requirements can he met, but must be specified in writing. Any customized work will be billed on an hourly basis.

Technical Services.

Technical Services within the Neutral Collocation and Interconnection Facilities must be either (1) performed by Licensor’s technicians or (2) supervised by Licensor’s technicians. The Interconnection Facility will be staffed between the hours of 8:00 A.M. and 500 P.M. Should a licensee require technical hands-on support, Licensor’s technicians will be billed at a rate of $[**] per hour during normal business hours. If a licensee has a service request, the licensee can contact Licensor at the Building Management Office.

The Interconnection Facility will be monitored 24 hours a day, 7 days a week. Licensees will have the ability to customize a service level agreement that meets their requirements. Should a licensee place an emergency service call after hours and they do not have an agreement in place, a technician will respond within [**] hours. If the problem is found to be with either licensee’s equipment, a minimum [**] hour call out will be assessed at $[**] per hour.

Interconnection Facility Equipment Specifications

Typical Rack or Cabinet Mount Termination Panels (Source ADC). [**] Series Products—system is a flexible and modular series of fiber cross-connect panels. System will use integral [**] components for the correct protection, bend radius management, and slack patch cord storage required by fiber cross-connect applications.

Normal Capacity. [**] position—Height [**] (varying modularity and segregation may be utilized with full line use of [**] position termination and termination/splice fiber panels.

EXHIBIT C

1

Connector Style. [**].

Mounting Style. [**] standard mounting for channel racks. Optional [**] mount with [**] as extension piece and cable management system are available. [**] standard with ability to flush mount in cabinets or racks.

Latch Type. [**].

Number of Cable Clamps. [**]

Typical Fiber Optic Specifications for Connectors on Jumpers (Source ADC)

[**]
[**]
[**]
[**]
Insertion Loss
<[**] db max.
<[**] db <[**] db
Return Loss
> [**] db min.
> [**] db > [**] db

Factory connectors/patch cords are tested to a master cable to be better than [**]dB IL and [**]dB RL. [**] fiber optic cable is typical.

* The [**] connector will be the standard connection we will stock. If something other than this connector is required, Licensor’s personnel can work with the specified requirement at the time.

EXHIBIT C

2

EXHIBIT D

RULES AND REGULATIONS

Licensee shall faithfully observe and comply with the following Rules and Regulations. Licensor shall not be responsible to Licensee for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other Licensees or occupants of the Building. In the event of any conflict between the Rules and Regulations and the other provisions of this License, the License shall control.

1. Licensee shall not alter any lock or install any new or additional locks, bolts or card key access systems on any doors or windows of the Premises without obtaining Licensor’s prior written consent Licensee shall bear the cost of any lock changes or repairs required by Licensee. Two keys will be furnished by Licensor for the Premises, and any additional keys required by Licensee must be obtained by Licensee from Licensor at a reasonable cost to be established by Licensor. Upon the termination of this License, Licensee shall restore to Licensor all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Licensee and in the event of the loss of keys so furnished, Licensee shall pay to Licensor the cost of replacing same or of changing the lock or locks opened by such lost key if Licensor shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Licensor may be removed without notice by Licensor at Licensee’s expense. Licensee may not install any signs on the exterior or roof of the Building or in the Common Areas. Any signs or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Licensor, in its sole discretion.

4. To maintain the first-rate quality standards within the Neutral Collocation and Cross Connect facilities, tenants or licensees and their service providers shall not run cabling or fiber connections outside of tenants’ or licensees’ leased cabinets or cages. Tenants and Licensees must schedule any of their wiring requirements with the Building Operations office and use Building technicians. A tenant or licensee may use its own internal resources to perform this work, however, in doing so it must retain the services of a Building technician or management representative in a supervisory capacity to ensure that the work performed meets facility’s quality standards.

5. Licensor reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Licensee, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any Licensee, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Licensor will furnish passes to persons for whom Licensee requests same in writing. Licensee shall be responsible for all persons for whom Licensee requests passes and shall be liable to Licensor for all acts of such persons. Licensor and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Licensor reserves the right to prevent access to the Building during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

6. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Licensor. All moving activity into or out of the Building shall be scheduled with Licensor and done only at such time and in such manner as Licensor designates. Licensor will not be responsible for loss of or damage to any such property in any case. Any damage to any part of the Building or its contents, occupants or visitors by moving or maintaining any such property shall be the sole responsibility and expense of Licensee.

7. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Licensee who, or whose employees, agents, invitees or licensees shall have caused same.

8. Licensee shall not overload the floor of the Premises.

9. Licensor reserves the right to exclude or expel from the Building any person who, in the judgment of Licensor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

10. Licensee shall comply with all safety, fire protection and evacuation procedures and regulations established by Licensor or any governmental agency.

Licensor reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Licensor’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and/or Common Areas, and for the preservation of good order therein, as well as for (he convenience of other occupants and Licensees therein. Licensor may waive any one or more of these Rules and Regulations for the benefit of any particular Licensees, but no such waiver by Licensor shall be construed as a waiver of such Rules and Regulations in favor of any other Licensee, nor prevent Licensor from thereafter enforcing any such Rules or Regulations against any or all Licensees of the Building. Licensee shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

1

EXHIBIT E

FORM OF LICENSEE’S ESTOPPEL CERTIFICATE

The undersigned as Licensee under that certain Collocation/Interconnection License (the “License”) made and entered into as of May     , 2007 by and between MARKLEY BOSTON, LLC, a Delaware Limited Liability Company as Licensor, and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation as Licensee, for certain premises located in the Interconnection Facility on the 4th floor of the building located at One Summer Street, Boston, Massachusetts 02111 (the “Building”), certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the License and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises and the Building.

2. The undersigned currently occupies the Premises described in the License, the License Term commenced on                     , 2007, and the License Term expires on                     , 2012, and the undersigned has no option to terminate or cancel the License or to purchase all or any part of the Premises or the Building. Except as expressly set forth in the License, Licensee has no rights to use or occupy any areas of the Building other than the Premises.

3. Base Fees became payable on                     , 2007.

4. The License is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Licensee has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. All monthly installments of Base Fees, all Additional Fees and all other charges have been paid when due through                     . The current monthly installment of Base Fees is $            .

7. All conditions of the License to be performed by Licensor necessary to the enforceability of the License have been satisfied and Licensor is not in default thereunder. In addition, the undersigned has not delivered any notice to Licensor regarding a default by Licensor thereunder.

8. No license fee has been paid more than thirty-one (31) days in advance and no security has been deposited with Licensor except as provided in the License.

9. As of the date hereof, there are no existing defenses or offsets, to the undersigned’s knowledge, claims or any basis for a claim that the undersigned has against Licensor.

10. If Licensee is a corporation, Limited Liability Company or partnership, each individual executing this Estoppel Certificate on behalf of Licensee hereby represents and warrants that Licensee is a duly formed and existing entity qualified to do business in Massachusetts and that Licensee has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Licensee is authorized to do so.

11. There are no actions pending against the undersigned or any guarantor of the License under the bankruptcy or similar laws.

12. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous materials or substances in the Premises.

13. To the undersigned’s knowledge, all Licensee improvement work to be performed by Licensor under the License has been completed in accordance with the License and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the License in connection with any Licensee improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Licensor or to a prospective mortgagee, ground lessor or purchaser, and acknowledges that said prospective mortgagee, ground lessor or purchaser will be relying upon the statements contained herein in making the loan, entering into the ground license or acquiring the property of which the Premises are a part (as the case may be) and that receipt by it of this certificate is a condition of making such loan, entering into such ground license or acquiring such property (as the case may be).

Executed at                      on the      day of                     , 20    .

“Licensee”: THE ENDURANCE INTERNATIONAL GROUP, INC. a Delaware Corporation

By:
Name: Steve Sydness Title: CEO

EXHIBIT E

1

EXHIBIT F

LIST OF LICENSEE’S EQUIPMENT

[TO BE COMPLETED POST-EXECUTION OF LICENSE]

Description of Equipment	Amperage Rating	Date of Proposed Installation

EXHIBIT F

1

FIRST AMENDMENT TO COLLOCATION/INTERCONNECTION LICENSE

This First Amendment to Collocation/Interconnection License (hereinafter referred to as the “First Amendment”) is made as of the 1st day of June 2007, by and between MARKLEY BOSTON, LLC (“Licensor”) and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee entered into that certain Colocation/Interconnection License dated May 29, 2007 (the “License”), for the license of nine hundred ninety (990) square feet of caged space (the “Premises”) in the Neutral Colocation Facility on the fourth (4th) floor of the building commonly known as One Summer Street, Boston, Massachusetts (the “Building”);

WHEREAS, Licensor and Licensee now wish to change the terms of the License, increasing the Premises as described below;

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License as follows:

1.	Upon execution of this First Amendment, Licensee will pay to Licensor a Set-Up Fee of $[**].

2.	Section 4.1.4 of the License shall be modified as follows:

Power. Licensor shall provide to the Premises [**] power to panels in the Premises to which Licensee shall connect its equipment. Licensee is required to maintain a [**] configuration at all times and Licensor has the right to shut down one side of the power service at any time for maintenance or any other reason. Licensor shall have no liability to Licensee for any damages resulting from Licensee’s failure to maintain a [**] configuration. The cost of power utilized by Licensee will be [**] by Licensor.

3.	Upon execution of this First Amendment, the Base Fees under the License shall be increased to $[**], with [**] escalations of [**]% on [**] of the License Commencement Date.

4.	The License is hereby ratified and confirmed and, as modified by this First Amendment, shall remain in full force and effect. All references appearing in the License and in any related instruments shall be amended and read thereafter to be references to the License as further amended by this First Amendment. All terms which are defined in the License shall have the same meanings when used in this First Amendment (unless a contrary intent is clearly indicated from the context herein).

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be duly executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

LICENSEE:		LICENSOR:

THE ENDURANCE INTERNATIONAL GROUP, INC.,		MARKLEY BOSTON, LLC,

By:	/s/ Steve Sydness	By:	/s/ Jeffrey D. Markley
Name:	Steve Sydness	Name:	Jeffrey D. Markley
Title:	CEO	Title:	Manager

2

SECOND AMENDMENT TO COLLOCATION/INTERCONNECTION LICENCE

This Second Amendment to Collocation/Interconnection License (hereinafter referred to as the “Second Amendment”) is made as of the 31st day of August 2008, by and between MARKLEY BOSTON, LLC (“Licensor”) and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee entered into that certain Collocation/Interconnection License dated May 29, 2007 (the “License”), for the license of nine hundred ninety (990) square feet of caged space (the “Original Premises”) in the Neutral Colocation Facility on the fourth (4th) floor of the building commonly known as One Summer Street, Boston, Massachusetts (the “Building”);

WHEREAS, Licensor and Licensee entered into that certain First Amendment to Colocation/Interconnection License dated June 1, 2007;

WHEREAS Licensor and Licensee now wish to add [**] Licensee supplied cabinets to the Premises in Suite D of the Neutral Collocation Facility on the 4th Floor of the Building as described in more detail below;

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License as follows:

1. Upon execution of this Second Amendment, Licensee will pay to Licensor a Set-Up Fee of $[**].

2. Licensor agrees, and Licensee acknowledges, that Licensor shall expand the cage around the existing Premises to accommodate the addition of up to [**] Licensee supplied cabinets as more particularly described in Exhibit A hereto (“Additional Premises”). Licensor will provide to the Additional Premises [**] for power and communications distribution and [**] circuit drops ([**] primary and [**] redundant) above each cabinet for use by Licensee in a [**] configuration. Licensor will also provide [**] additional [**] circuits ([**] primary and [**] redundant) to the existing Premises (“Additional Power”) to which Licensee shall connect additional equipment. All required receptacles shall be installed by Licensor’s electrician at Licensee’s expense. Licensor will also provide sufficient cooling to maintain room temperature in accordance with ASHRAE standards (collectively hereinafter referred to as “Licensor’s Work”). The date on which Licensor’s Work is completed shall be the “Completion Date.”

3. As of the Completion Date the Base Fees under the License shall be increased by $[**] per month (bringing the total Base Fee under the License to $[**] per month), in consideration of the Licensee’s possession of the Additional Premises and Additional Power.

4. The cost of Power utilized by Licensee at the Additional Premises and the cost of Power utilized by the circuits comprising the Additional Power shall be [**] by Licensor, and paid by Licensee to Licensor.

5. In the event that Licensee exceeds an electrical load of [**] for any cabinet which is part of the Additional Premises (thereby exceeding the threshold for maintaining a [**] configuration), Licensor will give notice to Licensee that it has exceeded its power limitations. If Licensee does not reduce its power load to conform to [**] configuration limitations within [**] days after notice from Licensor, Licensee will be charged a monthly fee of $[**]per cabinet exceeding [**] for [**] in which such condition exists.

6. The original Premises are equipped with panels and with the circuits that comprise the Additional Power, provide a total of [**]kW of redundant power. Licensee is required to configure its equipment in a [**] configuration. If Licensee exceeds a total load of [**]kW from the panels and circuits that comprise the Additional Power, Licensor will give notice to Licensee that it has exceeded its power limitations. If Licensee does not reduce its power load to conform to [**] configuration limitations within [**] days after e-mail notice from Licensor, or if Licensee does not execute an amendment providing for its use of additional power, if available, Licensee will pay an Additional Power Fee to Landlord of $[**], provided that if such power is requested by Licensee and not made available and agreed to by Licensor, Licensee shall not be obligated to pay any such penalty. The Additional Power Fee will be [**] and shall increase by [**]% each subsequent [**] that Licensee has not remedied its violation of obligation to maintain a [**] configuration.

7. All recurring fees under this Second Amendment shall escalate by [**]% on [**] of the License Commencement Date.

8. The License is hereby ratified and confirmed and, as modified by this Second Amendment, shall remain in full force and effect. All references appearing in the License and in any related instruments shall be amended and read thereafter to be references to the License as further amended by this Second Amendment. All terms which are defined in the License shall have the same meanings when used in this Second Amendment (unless a contrary intent is clearly indicated from the context herein).

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be duly executed by its duly authorized officer as an instrument under seal as of the day and year second above written.

LICENSEE: THE ENDURANCE INTERNATIONAL GROUP, INC.		LICENSOR: MARKLEY BOSTON, LLC

By:	/s/ Hari Ravichandran	By:	/s/ Jeffrey D. Markley
Name:	Hari Ravichandran	Name:	Jeffrey D. Markley
Title:	CTO & Founder	Title:	Manager

2

THIRD AMENDMENT TO COLLOCATION/INTERCONNECTION LICENCE

This Third Amendment to Collocation/Interconnection License (hereinafter referred to as the “Third Amendment”) is made as of the 4th day of December 2008, by and between MARKLEY BOSTON, LLC (“Licensor”) and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee entered into that certain Collocation/Interconnection License dated May 29, 2007 (the “License”), for the license of nine hundred ninety (990) square feet of caged space (the “Original Premises”) in the Neutral Colocation Facility on the fourth (4th) floor of the building commonly known as One Summer Street, Boston, Massachusetts (the “Building”);

WHEREAS, Licensor and Licensee entered into that certain First Amendment to Colocation/Interconnection License dated June 1, 2007;

WHEREAS, Licensor and Licensee entered into that certain Second Amendment to Colocation/Interconnection License dated August 31, 2008;

WHEREAS Licensor and Licensee now wish to add an additional semi private suite, consisting of approximately 340 square feet to accommodate up to [**] Licensee supplied racks, to the Premises as described in more detail below;

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License as follows:

1. Upon execution of this Third Amendment, Licensee will pay to Licensor a Set-Up Fee of $[**].

2. Licensor agrees, and Licensee acknowledges, that Licensor shall provide a semi-private suite consisting of approximately 340 square feet designed to accommodate up to [**] Licensee supplied, [**] racks with [**] inch cable management (the “Additional Premises”). Licensor will provide to the Additional Premises [**] for power and communications distribution and [**] circuit drops ([**] primary and [**] redundant) above each rack for use by Licensee in a [**] configuration. All required receptacles shall be installed by Licensor’s electrician at Licensee’s expense. Licensor will also provide sufficient cooling to maintain room temperature in accordance with ASHRAE standards (collectively hereinafter referred to as “Licensor’s Work”). The date on which Licensor’s Work is completed shall be the “Completion Date.”

3. As of the Completion Date the Base Fees under the License shall be increased by $[**] per month (bringing the total Base Fee under the License to $[**] per month), in consideration of the Licensee’s possession of the Additional Premises.

4. The cost of Power utilized by Licensee at the Additional Premises shall be [**] by Licensor, and paid by Licensee to Licensor.

5. In the event that Licensee exceeds an electrical load of [**] for any cabinet which is part of the Additional Premises (thereby exceeding the threshold for maintaining a [**] configuration), Licensor will give notice to Licensee that it has exceeded its power limitations. If Licensee does not reduce its power load to conform to [**] configuration limitations within [**] days after notice from Licensor, Licensee will be charged a monthly fee of $[**] per cabinet exceeding [**] for each month in which such condition exists.

6. All recurring fees under this Third Amendment shall escalate by [**]% on [**] of the License Commencement Date.

7. The Expiration Date under the License is hereby extended to five (5) years from the Completion Date.

8. The License is hereby ratified and confirmed and, as modified by this Third Amendment, shall remain in full force and effect. All references appearing in the License and in any related instruments shall be amended and read thereafter to be references to the License as further amended by this Third Amendment. All terms which are defined in the License shall have the same meanings when used in this Third Amendment (unless a contrary intent is clearly indicated from the context herein).

IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be duly executed by its duly authorized officer as an instrument under seal as of the day and year second above written.

LICENSEE: THE ENDURANCE INTERNATIONAL GROUP, INC.		LICENSOR: MARKLEY BOSTON, LLC

By:	/s/ Steve Sydness	By:	/s/ Jeffrey D. Markley
Name:	Steve Sydness	Name:	Jeffrey D. Markley
Title:	CEO	Title:	Manager

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EXHIBIT A

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of one page was omitted. [**]

3

FOURTH AMENDMENT TO

COLLOCATION/INTERCONNECTION LICENCE

This Fourth Amendment to Collocation/Interconnection License (hereinafter referred to as the “Fourth Amendment”) is made as of the 30th of April 2009, by and between MARKLEY BOSTON, LLC (“Licensor”) and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee entered into that certain Collocation/Interconnection License dated May 29, 2007 (the “License”), for the license of nine hundred ninety (990) square feet of caged space (the “Original Premises”) in the Neutral Colocation Facility on the fourth (4th) floor of the building commonly known as One Summer Street, Boston, Massachusetts (the “Building”);

WHEREAS, Licensor and Licensee entered into that certain First Amendment to Collocation/Interconnection License dated June 1, 2007;

WHEREAS, Licensor and Licensee entered into that certain Second Amendment to Collocation/Interconnection License dated August 31, 2008, expanding the Premises;

WHEREAS, Licensor and Licensee entered into that certain Third Amendment to Collocation/Interconnection License date December 4, 2008, further expanding the Premises;

WHEREAS Licensor and Licensee now wish to expand the current caged space in Suite J to accommodate up to [**] Licensee supplied racks, as described in more detail below;

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License as follows:

1. Upon execution of this Fourth Amendment, Licensee will pay to Licensor a Set-Up Fee of $[**].

2. Licensor agrees, and Licensee acknowledges, that Licensor shall expand the portion of the Premises located in Suite J such that the cage shall accommodate up to [**] additional Licensee supplied, [**] racks with [**] inch cable management (the “Additional Premises”). Licensor will provide to the Additional Premises [**] for power and communications distribution and [**] circuit drops ([**] primary and [**] redundant) above each rack for use by Licensee in a [**] configuration. All required receptacles shall be installed by Licensor’s electrician at Licensee’s expense. Licensor will also provide sufficient cooling to maintain room temperature in accordance with ASHRAE standards (collectively hereinafter referred to as “Licensor’s Work”). Licensor’s Work shall be completed in two phases. For Phase 1, Licensor shall extend the caged Premises and install [**]

as referenced above to accommodate up to [**] racks ([**] racks in each of the current [**] rows) in the Additional Premises. The date on which Licensor’s Work for Phase 1 is completed shall be the “Phase 1 Completion Date.”

3. For Phase 2, Licensor shall extend the caged Premises and install [**] as referenced above to accommodate up to [**] additional racks in a separate row as shown in Exhibit A attached hereto. Licensor shall complete Licensor’s Work for Phase 2 on or before January 1, 2010. Licensee may accelerate delivery of the Phase 2 Additional Premises upon the provision of sufficient notice to Licensor (“Notice of Acceleration”). Licensor shall have sole discretion in determining whether the Notice of Acceleration given by Licensee is sufficient to allow Licensor to provide the Phase 2 Additional Premises on the accelerated date requested by Licensee. Licensor will proceed expeditiously upon receipt of Notice of Acceleration in an attempt to deliver the Phase 2 Additional Premises to Licensee by the accelerated date requested by Licensee, but the parties acknowledge that delivery of the Phase 2 Additional Premises will be dependent upon equipment lead times. In the event that Licensee does not provide a Notice of Acceleration for early occupancy of the Phase 2 Additional Premises, the Phase 2 Completion Date shall be January 1, 2010.

4. As of the Phase 1 Completion Date the Base Fees under the License shall be increased by $[**] per month in consideration of the Licensee’s possession of the Additional Premises (bringing the total Base Fee under the License to $[**] per month).

5. Upon the Phase 1 Completion Date, Licensee may install up to [**] racks ([**] racks in each of the current [**] rows) in the Additional Premises.

6. As of the Phase 2 Completion Date, the Base Fees under the License shall be increased by an additional $[**] and Licensee shall pay an additional Set-Up Fee of $[**] (bringing the total Base Fee under the License to $[**] per month).

7. Upon the Phase 2 Completion Date, Licensee may install up to [**] additional racks in the Additional Premises in accordance with the layout specified in Exhibit A hereto.

8. The cost of Power utilized by Licensee at the Additional Premises shall be [**] by Licensor, and paid by Licensee to Licensor.

9. In the event that Licensee exceeds an electrical load of [**] for any cabinet which is part of the Additional Premises (thereby exceeding the threshold for maintaining a [**] configuration), Licensor will give notice to Licensee that it has exceeded its power limitations. If Licensee does not reduce its power load to conform to [**] configuration limitations within [**] days after notice from Licensor, Licensee will be charged a monthly fee of $[**] per cabinet exceeding [**] for each month in which such condition exists.

10. All recurring fees under this Fourth Amendment shall escalate by [**]% on [**] of the License Commencement Date commencing in 2010 and thereafter while the License remains in effect.

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11. The License is hereby ratified and confirmed and, as modified by this Fourth Amendment, shall remain in full force and effect. All references appearing in the License and in any related instruments shall be amended and read thereafter to be references to the License as further amended by this Fourth Amendment. All terms which are defined in the License shall have the same meanings when used in this Fourth Amendment (unless a contrary intent is clearly indicated from the context herein).

IN WITNESS WHEREOF, each of the parties hereto has caused this Fourth Amendment to be duly executed by its duly authorized officer as an instrument under seal as of the day and year second above written.

LICENSEE: THE ENDURANCE INTERNATIONAL GROUP, INC.		LICENSOR: MARKLEY BOSTON, LLC

By:	/s/ Steve Sydness	By:	/s/ Jeffrey D. Markley
Name:	Steve Sydness	Name:	Jeffrey D. Markley
Title:	CEO	Title:	Manager

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EXHIBIT A

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of one page was omitted. [**]

4

FIFTH AMENDMENT TO

COLLOCATION/INTERCONNECTION LICENCE

This Fifth Amendment to Collocation/Interconnection License (hereinafter referred to as the “Fifth Amendment”) is made as of the      day of February 2011, by and between MARKLEY BOSTON, LLC (“Licensor”) and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation (“Licensee’’).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee entered into that certain Collocation/ Interconnection License dated May 29, 2007 (the “License”), for the license of nine hundred ninety (990) square feet of caged space (the “Original Premises”) in the Neutral Colocation Facility on the fourth (4th) floor of the building commonly known as One Summer Street, Boston, Massachusetts (the “Building”);

WHEREAS, Licensor and Licensee entered into that certain First Amendment to Collocation/Interconnection License dated June 1, 2007;

WHEREAS, Licensor and Licensee entered into that certain Second Amendment to Collocation/Interconnection License dated August 31, 2008, expanding the Premises;

WHEREAS, Licensor and Licensee entered into that certain Third Amendment to Collocation/Interconnection License date December 4, 2008, further expanding the Premises;

WHEREAS, Licensor and Licensee entered into that certain Fourth Amendment to Collocation/Interconnection License date April 30, 2009, further expanding the Premises;

WHEREAS Licensor and Licensee now; wish to further expand the Premises by adding additional racks and power in Suite 410 on the 4th floor of the Building, as described in more detail below;

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License as follows:

1. Upon execution of this Fifth Amendment, Licensee will pay to Licensor a Set-Up Fee of $[**].

2. Licensor shall construct a cage in Suite 410 on the fourth (4th) floor of the Building capable of accommodating up to [**] Licensee supplied, [**] with [**] cable management, in accordance with the dimensions contained on and as provided in Exhibit A hereto utilizing [**] (the “Additional Premises”). Licensor will provide to the Additional Premises [**] for power and communications distribution, sufficient cooling to maintain room temperature in accordance with ASHRAE standards, and [**] circuit drops ([**] primary and [**] redundant) above each rack for use by Licensee in a [**] configuration, with the [**] primary and the [**]redundant. In maintaining a [**] configuration, Licensee shall not have more than [**] amps on any [**] circuits. All required receptacles shall be installed by Licensor’s electrician at Licensee’s expense. (collectively hereinafter referred to as “Licensor’s Work”). The date on which Licensor’s Work is completed shall be the “Completion Date.”

3. As of the date that is one month after the Completion Date the Base Fees under the License shall be increased by $[**] per month (bringing the total Base Fees under the License to $[**] per month) in consideration of the Licensee’s possession of the Additional Premises.

4. The cost of Power utilized by Licensee within the Additional Premises shall be [**] by Licensor, and paid by Licensee to Licensor.

5. In the event that Licensee exceeds an electrical load of [**] for any rack which is part of the Additional Premises (thereby exceeding the threshold for maintaining a [**] configuration), Licensor will give notice to Licensee that it has exceeded its power limitations. If Licensee does not reduce its power load to conform to [**] configuration limitations within [**] days after notice from Licensor, Licensee will be charged a monthly fee of $[**] per rack exceeding [**] for each [**] in which such condition exists.

6. All recurring fees under this Fifth Amendment shall escalate by [**]% on [**] of the Completion Date commencing in 2012 and thereafter while the License remains in effect.

7. The License is hereby ratified and confirmed and, as modified by this Fifth Amendment, shall remain in full force and effect. All references appearing in the License and in any related instruments shall be amended and read thereafter to be references to the License as further amended by this Fifth Amendment. All terms which are defined in the License shall have the same meanings when used in this Fifth Amendment (unless a contrary intent is clearly indicated from the context herein).

IN WITNESS WHEREOF, each of the parties hereto has caused this Fifth Amendment to be duly executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

LICENSEE: THE ENDURANCE INTERNATIONAL GROUP, INC.		LICENSOR: MARKLEY BOSTON, LLC

By:	/s/ Brian Brock	By:	/s/ Jeffrey D. Markley
Name:	Brian Brock	Name:	Jeffrey D. Markley
Title:	VP	Title:	Manager

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of one page was omitted. [**]

3

SIXTH AMENDMENT TO

COLLOCATION/INTERCONNECTION LICENCE

This Sixth Amendment to Collocation/Interconnection License (hereinafter referred to as the “Sixth Amendment”) is made as of the 2nd day of February 2012, by and between MARKLEY BOSTON, LLC (“Licensor”) and THE ENDURANCE INTERNATIONAL GROUP, INC., a Delaware Corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee entered into that certain Collocation/Interconnection License dated May 29, 2007 (the “License”), for the license of nine hundred ninety (990) square feet of caged space (the “Original Premises”) in the Neutral Colocation Facility on the fourth (4th) floor of the building commonly known as One Summer Street, Boston, Massachusetts (the “Building”);

WHEREAS, Licensor and Licensee entered into that certain First Amendment to Collocation/Interconnection License dated June 1, 2007;

WHEREAS, Licensor and Licensee entered into that certain Second Amendment to Collocation/Interconnection License dated August 31, 2008, expanding the Premises;

WHEREAS, Licensor and Licensee entered into that certain Third Amendment to Collocation/Interconnection License dated December 4, 2008, further expanding the Premises;

WHEREAS, Licensor and Licensee entered into that certain Fourth Amendment to Collocation/Interconnection License dated April 30, 2009, further expanding the Premises;

WHEREAS, Licensor and Licensee entered into that certain Fifth Amendment to Collocation/Interconnection License dated February 2011, further expanding the Premises;

WHEREAS, Licensee entered into an agreement with a tenant of Licensor, One Summer Collocation, LLC dated February 2, 2012 (the “One Summer Collocation Agreement”) for the provision of collocation space, infrastructure and services.

WHEREAS Licensor and Licensee now wish to extend the Term of the License, as described in more detail below;

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License as follows:

1. The Term under the License is hereby extended and the License Expiration Date shall be the date that is six (6) years from the License Commencement Date under the One Summer Collocation Agreement.

2. The occurrence of any of the following shall constitute a default of this License by Licensor:

a. Events resulting in Licensee’s right to terminate the License pursuant to Section 4.4 of the License; or

b. Any failure by Licensor to observe or perform any other provision, covenant or condition of the License to be observed or performed by Licensor, which is material to Licensee’s use of the Premises, where such failure continues for [**] days after written notice thereof from Licensee to Licensor, in which case Licensor shall have a right to terminate this License upon written notice to Licensor; provided that if the nature of such default is such that the same cannot reasonably be cured within a [**] day period, Licensor shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default.

3. The License is hereby ratified and confirmed and, as modified by this Sixth Amendment, shall remain in full force and effect. All references appearing in the License and in any related instruments shall be amended and read thereafter to be references to the License as further amended by this Sixth Amendment. All terms which are defined in the License shall have the same meanings when used in this Sixth Amendment (unless a contrary intent is clearly indicated from the context herein).

IN WITNESS WHEREOF, each of the parties hereto has caused this Sixth Amendment to be duly executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

LICENSEE: THE ENDURANCE INTERNATIONAL GROUP, INC.		LICENSOR: MARKLEY BOSTON, LLC

By:	/s/ Ron LaSalvia	By:	/s/ Jeffrey D. Markley
Name:	Ron LaSalvia	Name:	Jeffrey D. Markley
Title:	EVP	Title:	Manager

2